EXHIBIT 10.15

FIRST AMENDMENT TO
 AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT  (the "Amendment") is made and entered into as of February ___, 2018, among URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the "Borrower"), THE BANK OF NEW YORK MELLON, as administrative agent for the Lenders (in such capacity, the "Agent") and the financial institutions listed on the signature pages hereof (who, together with the Agent, in its capacity as a lender, are, collectively, the "Lenders").

RECITALS:
A. The Borrowers, the Agent and each of the Lenders entered into that certain Amended and Restated Credit Agreement dated as of August 23, 2016 (the "Credit Agreement"; capitalized terms used in this Amendment which are not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement); and
B. Subject to the terms of this Amendment, the Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement as more particularly hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1. Amendment to Section 4.11 of the Credit Agreement (Federal Reserve Regulations; Use of Loan Proceeds).  Section 4.11 of the Credit Agreement is hereby amended to delete said Section in its entirety and to substitute therefor the following new Section 4.11 in place thereof:
(a)	4.11 Federal Reserve Regulations; Use of Loan Proceeds.
Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans or the Letters of Credit will be used to purchase or carry Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended.  Margin Stock shall at all times constitute less than 25% of the assets of the Borrower and its Subsidiaries.  Borrower shall not request any Loan and Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2. Amendment to Section 8.4 of the Credit Agreement (Investments, Loans, Etc.).  Subsection (l) of Section 8.4 of the Credit Agreement is hereby amended to delete the number "$1,000,000" therein and substitute in its place the number "$7,000,000".
3. Effectiveness. This Amendment shall be effective as of the date hereof, subject to the satisfaction of the following conditions:
(a) The execution of this Amendment by the Borrowers, the Agent and the Lenders and the delivery of a fully executed counterpart thereof to the Agent; and
(b) Receipt by the Agent of any other documents that the Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.
(c)  The Agent shall confirm to the Borrower and the Lenders the effectiveness of this Amendment.
4. Miscellaneous.  The Borrowers represent, warrant and agree as follows:
(a) All representations and warranties of the Borrower in the Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof and the effective date of this Amendment.
(b) Borrower has undertaken and completed all corporate and legal proceedings required for the execution and delivery of this Amendment.
(c) All terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall continue in full force and effect and each of the Loan Documents shall remain enforceable and binding in accordance with its terms.  The Borrower further ratify, affirm and confirm the terms of the Loan Documents, and agrees that all references to the Credit Agreement contained therein are intended to mean the Credit Agreement, as amended by this Amendment.
(d) The Borrower shall pay the reasonable fees of the Agent incurred by it in connection with this Amendment.
5. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6. Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment by signing any of such counterparts.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment to Amended and Restated Credit Agreement as of the date first above written.

URSTADT BIDDLE PROPERTIES INC.

By: /s/ John T. Hayes
John T. Hayes
Senior Vice President and
 Chief Financial Officer

THE BANK OF NEW YORK MELLON
as Agent and a Lender
By: /s/ Carol Murray
Print Name: Carol Murray
Title: Managing Director

WELLS FARGO BANK, N. A.
as Co-Syndication Agent and a Lender

By: /s/ Robert E. Deignan
Name: Robert E. Deignan
Title: SVP

BANK OF MONTREAL, CHICAGO
as Co-Syndication Agent and a Lender

By: /s/ Gwendolyn Gatz
Name: Gwendolyn Gatz
Title: Director